UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
Osteotech, Inc.
(Exact name of registrant as specified in its charter)
0-19278
(Commission File Number)

Delaware	13-3357370
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)
51 James Way, Eatontown, New Jersey 07724
(Address of principal executive offices, with zip code)
(732) 542-2800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 1, 2007, the Compensation Committee of the Board of Directors of Osteotech, Inc. (the “Company”) awarded grants of restricted stock units (“RSUs”) to certain of the Company’s executive officers. As reported in the Proxy Statement filed with the Securities and Exchange Commission on April 30, 2007 for the Company’s Annual Meeting of Stockholders held on June 21, 2007, none of the officers described below received any equity awards in 2006.
The issuance of the RSU awards are to be apportioned between the Company’s 2000 Stock Plan (the “2000 Plan”) and 2007 Stock Incentive Plan (the “2007 Plan”), with one-third of each grant issued pursuant to the 2000 Plan and the remaining two-thirds issued pursuant to the 2007 Plan. The 2007 Plan was approved by the Company’s stockholders at the Annual Meeting of Stockholders held on June 21, 2007.
The grants under the 2000 Plan were effective as of August 1, 2007 and shall vest in two equal tranches on August 1, 2008 and August 1, 2009, respectively. The grants under the 2007 Plan will be effective on the date the Company files a registration statement on Form S-8 with the Securities and Exchange Commission for the purpose of registering the shares of common stock reserved for issuance under the 2007 Plan. The grants under the 2007 Plan shall vest in three equal annual installments beginning on the first anniversary of the effectiveness of the grant date. The Company expects to file such S-8 within the next two weeks.
Sam Owusu-Akyaw, the Company’s President and Chief Executive Officer, was granted 180,000 RSUs; Robert W. Honneffer, the Company’s Senior Vice President of Operations, was granted 58,650 RSUs; Robert M. Wynalek, the Company’s President Domestic, and Mark H. Burroughs, the Company’s Executive Vice President and Chief Financial Officer, were each granted 53,550 RSUs; and Richard Russo, the Company’s President International, was granted 38,250 RSUs. Each RSU represents a right to receive one share of common stock upon the vesting of such unit.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSTEOTECH, INC.

Date: August 7, 2007	By:	/s/ Mark H. Burroughs
Mark H. Burroughs,
Executive Vice President and Chief Financial Officer